Exhibit 10.2

Dated as of September 14, 2005

Global Services Partners Acquisition Corp.

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned officer and director of Global Services Partners Acquisition Corp. (the “Company”), and CEO and member of WTP Capital, LLC (“WTP”), a security holder of the Company, in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the shares of Class B common stock sold in the Company’s IPO and (ii) liquidate as soon as reasonably practicable. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to WTP’s Insider Securities (each a “Claim”) and hereby waives, and shall cause WTP to waive, any Claim he or it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to, and shall cause WTP to, indemnify and hold harmless the Company together with Rahul Prakash and Avinash Vashistha (collectively with the undersigned, the “Indemnifiers”) against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind in or to any amounts held in the Trust Fund, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to cause WTP to sell any of its Insider Securities until the Company’s completion of a Business Combination.

7. The undersigned agrees to be the President, Secretary and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the President, Secretary and a member of the Board of Directors of the Company.

9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Abhishek Jain

/s/ ABHISHEK JAIN
Signature

Exhibit A

Abhishek Jain has been our President and a member of our Board of Directors since our inception. Mr. Jain has been the Chief Executive Officer of WTP Capital, LLC, a private equity firm, since December 2004, and Chief Executive Officer of Washington Technology Partners, Inc., an affiliated private equity firm, since 2000. Both WTP Capital and Washington Technology Partners focus on investments in the business services sector using principles of international labor-rate arbitrage (i.e., capitalizing on lower labor costs in different international locations). From January 2003 to July 2003, Mr. Jain was President of Megasoft Limited, a Bombay Stock Exchange listed software solutions company. In 1998, Mr. Jain was a founding partner in the law firm of Jones Jain LLP, a corporate law firm, and remained a partner at that firm until September 2000, when it was acquired by Greenberg Traurig, another corporate law firm. From 1995 to 1998, he was an attorney at Jones, Day, Reavis & Pogue, a corporate law firm, and from 1994 to 1995 he was an attorney at Holland & Knight, a corporate law firm. From 1996 to September 2000, Mr. Jain served as counsel to the Embassy of India in the U.S. Mr. Jain was a Governor-appointed member of the Board of the Virginia Biotechnology Research Park Authority, a public entity that governs Virginia’s biotechnology parks, from June 2001 to June 2005. Mr. Jain was Co-President and Board member of the Indian CEO Council from March 2002 to March 2005. Mr. Jain received a B.S., cum laude, from Towson State University and a J.D. from the University of Maryland School of Law.